Exhibit 99.1

Tesco Corporation Reports Q3 2012 Results

For Immediate Release

Trading Symbol:
"TESO" on NASDAQ
November 5, 2012

Houston, Texas--Tesco Corporation ("TESCO" or the "Company") today reported net income for the quarter ended September 30, 2012, of $9.0 million or $0.23 per diluted share. This compares to net income of $3.8 million and $13.1 million, or $0.10 and $0.34 per diluted share, for the third quarter of 2011 and the second quarter of 2012, respectively. The second quarter of 2012 included a $13.3 million pre-tax gain on the sale of our CASING DRILLING™ business. Revenue was $126.4 million for the quarter ended September 30, 2012, compared to revenue of $127.0 million for the comparable period in 2011 and $136.7 million for the second quarter of 2012.

Commentary

Julio Quintana, TESCO's Chief Executive Officer, commented, "Despite beginning to see some slowdown in North America, we were able to grow our Tubular Services revenue quarter over quarter and maintain margins. We are seeing some slow down in our top drive order flow and our backlog stands at 27 units today. Our transformation post-CASING DRILLING™ continues. With this increased focus on our base businesses, we believe we are well positioned for the remainder of 2012 and into 2013."

TESCO CORPORATION
Summary of Results (Unaudited)
(in millions, except per share information)

	Quarter 3		Quarter 2	Nine Months Ended September 30,
	2012	2011	2012	2012	2011
Segment revenue
Top Drives
Sales	$34.4	$35.3	$39.3	$124.1	$91.3
Rental services	28.8	35.1	33.9	97.4	103.0
Aftermarket sales and service	16.0	13.2	16.9	49.6	38.4
	79.2	83.6	90.1	271.1	232.7
Tubular Services
Proprietary	36.5	30.9	33.1	102.2	84.7
Conventional	10.5	7.2	8.6	29.9	20.5
	47.0	38.1	41.7	132.1	105.2

CASING DRILLING™	0.2	5.3	4.9	12.3	12.1
Consolidated revenue	$126.4	$127.0	$136.7	$415.5	$350.0

Segment operating income (loss):
Top Drives	$18.6	$20.6	$22.9	$66.4	$63.4
Tubular Services	5.3	4.3	4.6	14.8	8.4
CASING DRILLING™	0.6	(2.8)	8.9	8.7	(9.6)
Research and Engineering	(1.8)	(4.0)	(3.4)	(7.8)	(9.3)
Corporate and other	(6.5)	(9.6)	(8.4)	(22.3)	(28.1)
Consolidated operating income	$16.2	$8.4	$24.6	$59.8	$24.8
Net income	$9.0	$3.8	$13.1	$36.5	$15.5
Earnings per share (diluted)	$0.23	$0.10	$0.34	$0.93	$0.40
Adjusted EBITDA(a) (as defined)	$28.4	$17.7	$18.4	$78.5	$56.3
________________________

(a)	See explanation of Non-GAAP measure below

Q3 2012 Financial and Operating Highlights

Top Drives Segment

•
Revenue from the Top Drive segment for Q3 2012 was $79.2 million, a decrease of 12% from revenue of $90.1 million in Q2 2012, primarily due to a decrease in the number of units sold and fewer rental operating days during Q3 2012.  Revenue for Q3 2011 was $83.6 million.

◦	Top Drive sales for Q3 2012 included 28 units (25 new and 3 used), compared to 34 units (33 new and 1 used) sold in Q2 2012 and 27 new units sold in Q3 2011.

◦	Operating days for the Top Drive rental fleet were 5,932 in Q3 2012, compared to 6,658 in Q2 2012 and 7,398 for Q3 2011.

◦	Revenue from after-market sales and service for Q3 2012 was $16.0 million, a decrease of 5% from revenue of $16.9 million in Q2 2012. Revenue was $13.2 million in Q3 2011.

•
Our Top Drive operating margins were 24% in Q3 2012, a decrease from 25% in Q2 2012 and in Q3 2011.  The decrease from Q2 2012 and Q3 2011 is primarily due to lower top drive rental revenue as a result of a decline in the number of operating days of our top drive rental fleet.

•
At September 30, 2012, Top Drive backlog was 30 units, with a total potential value of $42.4 million, compared to 41 units, with a total potential value of $57.3 million at June 30, 2012.  This compares to a backlog of 68 units with potential revenue value of $73.6 million at September 30, 2011.  Today, our backlog stands at 27 units.

Tubular Services Segment

•
Revenue from the Tubular Services segment for Q3 2012 was $47.0 million, an increase of 13% from revenue of $41.7 million in Q2 2012.  Revenue was $38.1 million in Q3 2011.  Revenue increased from Q2 2012 due to increased proprietary and conventional casing running jobs and increased sales of CDSTM equipment.  Revenue increased from Q3 2011 due to increased MCLRS work and sales of CDS™ equipment, while no CDS™ sales were made in Q3 2011. We performed 902 proprietary casing running jobs in Q3 2012 compared to 817 in Q2 2012 and 958 in Q3 2011.

•
Operating income in the Tubular Services segment for Q3 2012 was $5.3 million, compared to $4.6 million in Q2 2012 and $4.3 million in Q3 2011.  The increase from Q2 2012 is due to increased sales of CDS™ equipment, which typically provide higher margins. Our Tubular Services operating margins were 11% in Q3 2012, Q2 2012, and Q3 2011.

 CASING DRILLING™ Segment

•
On June 4, 2012, the Company completed the sale of substantially all of the assets of the CASING DRILLING™ segment to Schlumberger Oilfield Holdings Ltd. and Schlumberger Technology Corporation (together, the "Schlumberger Group") and has recognized approximately $13.0 million of pre-tax gain from the sale for the nine months ended September 30, 2012.

Other Segments and Expenses

•
Research and engineering costs for Q3 2012 were $1.8 million, compared to $3.4 million in Q2 2012 and to $4.0 million in Q3 2011. The decrease from prior periods was primarily due to the absence of CASING DRILLING™ research and engineering after the sale of this business on June 4, 2012. We continue to invest in the development, commercialization and enhancements of our technologies.

•	Corporate costs for Q3 2012 were $6.5 million, compared to $8.4 million for Q2 2012 and $9.6 million in Q3 2011 due to decreased short term incentive compensation.

•
Foreign exchange gains were $1.0 million in Q3 2012, compared to losses of $2.9 million in Q2 2012 and $1.7 million in Q3 2011. The foreign exchange gain is primarily due to fluctuation in the valuation of the U.S. dollar compared to the Russian ruble and several Latin American currencies.

•
Our effective tax rate for Q3 2012 was 45% compared to 35% in Q2 2012 and 41% in Q3 2011. Our effective tax rate, which is income tax expense as a percentage of pre-tax earnings, increased from prior periods due to the fluctuating mix of pre-tax earnings in the various tax jurisdictions in which we operate around the world. The increase for Q3 2012 is due to a $1.5 million tax assessment in a foreign jurisdiction.

Financial Condition

•
At September 30, 2012, cash and cash equivalents were $36.1 million, compared to $23.1 million at December 31, 2011.  During the nine months ended September 30, 2012, we received $40.1 million of cash from the sale of CASING DRILLING™ and used cash to pay down outstanding debt and to purchase and build capital equipment.

•
Total capital expenditures were $15.8 million in Q3 2012, compared to $17.3 million in Q2 2012 and $14.6 million in Q3 2011.  We project our total capital expenditures for 2012 to be between $55 million and $65 million, based on current market conditions.

Conference Call

The Company will conduct a conference call to discuss its results for the third quarter 2012, on November 5, 2012 at 10:00 a.m. Central Time.  Individuals who wish to participate in the conference call should dial US/Canada (877) 312-5422 or International (253) 237-1122 approximately five to ten minutes prior to the scheduled start time of the call. The conference ID for this call is 53860082.  The conference call and all questions and answers will be recorded and made available until December 5, 2012. To listen to the recording call (855) 859-2056 or (404) 537-3406 and enter conference ID 53860082. The conference call will be webcast live as well as for on-demand listening at the Company's web site, www.tescocorp.com. Listeners may access the call through the "Conference Calls" link in the Investor Relations section of the site.

Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. The Company's strategy is to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and natural gas. TESCO® is a registered trademark in the United States and Canada. Casing Drive System™, CDS™, Multiple Control Line Running System™ and MCLRS™ are trademarks in the United States and Canada.

For further information please contact:
Julio Quintana (713) 359-7000
Bob Kayl (713) 359-7000
Tesco Corporation

TESCO CORPORATION
Non-GAAP Measure - Adjusted EBITDA (as defined below)
 (in millions)

	Quarter 3		Quarter 2	Nine Months Ended September 30,
	2012	2011	2012	2012	2011
Net income under U.S. GAAP	$9.0	$3.8	$13.1	$36.5	$15.5
Income tax expense	7.2	2.7	6.9	20.2	8.4
Depreciation and amortization	9.8	9.6	9.8	30.4	28.1
Net interest expense (income)	0.7	0.1	0.9	1.2	(1.3)
Stock compensation expense—non-cash	1.4	1.5	1.0	3.2	5.6
(Gain) Loss on sale of CASING DRILLINGTM	0.3	—	(13.3)	(13.0)	—
Adjusted EBITDA	$28.4	$17.7	$18.4	$78.5	$56.3

Our management reports our financial statements in accordance with U.S. GAAP but evaluates our performance based on non-GAAP measures, of which a primary performance measure is Adjusted EBITDA. Adjusted EBITDA consists of earnings (net income or loss) available to common stockholders before interest expense, income tax expense, non-cash stock compensation, non-cash impairments, depreciation and amortization, gains or losses from merger and acquisition transactions and other non-cash items. This measure may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Adjusted EBITDA should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

We believe Adjusted EBITDA is useful to an investor in evaluating our operating performance because:

•
it is widely used by investors in our industry to measure a company's operating performance without regard to items such as net interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;

•
it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest), merger and acquisition transactions (primarily gains/losses on sale of a business), and asset base (primarily depreciation and amortization) and actions that do not affect liquidity (stock compensation expense and non-cash impairments) from our operating results; and

•
it helps investors identify items that are within our operational control. Depreciation and amortization charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

 Our management uses Adjusted EBITDA:

•
as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;

•	as one method we use to evaluate potential acquisitions;

•	in presentations to our Board of Directors to enable them to have the same consistent measurement basis of operating performance used by management;

•	to assess compliance with financial ratios and covenants included in our credit agreements; and

•	in communications with investors, analysts, lenders, and others concerning our financial performance.

Caution Regarding Forward-Looking Information; Risk Factors

This press release contains forward-looking statements within the meaning of Canadian and United States securities laws, including the United States Private Securities Litigation Reform Act of 1995. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. Forward-looking information is often, but not always identified by the use of words such as "anticipate", "believe", "expect", "plan", "intend", "forecast", "target", "project", "may", "will", "should", "could", "estimate", "predict" or similar words suggesting future outcomes or language suggesting an outlook. Forward-looking statements in this press release include, but are not limited to, statements with respect to expectations of our prospects, future revenue, earnings, activities and technical results.

Forward-looking statements and information are based on current beliefs as well as assumptions made by, and information currently available to, us concerning anticipated financial performance, business prospects, strategies and regulatory developments. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. The forward-looking statements in this press release are made as of the date it was issued and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that outcomes implied by forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements.

These risks and uncertainties include, but are not limited to, the impact of changes in oil and natural gas prices and worldwide and domestic economic conditions on drilling activity and demand for and pricing of our products and services, other risks inherent in the drilling services industry (e.g. operational risks, potential delays or changes in customers' exploration or development projects or capital expenditures, the uncertainty of estimates and projections relating to levels of rental activities, uncertainty of estimates and projections of costs and expenses, risks in conducting foreign operations, the consolidation of our customers, and intense competition in our industry),  risks, including litigation, associated with our intellectual property and with the performance of our technology. These risks and uncertainties may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. When relying on our forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events.

Copies of our Canadian public filings are available at www.tescocorp.com and on SEDAR at www.sedar.com. Our U.S. public filings are available at www.sec.gov and at www.tescocorp.com.

The risks included here are not exhaustive. Refer to "Part I, Item 1A - Risk Factors" in our Annual Report on Form 10-K filed for the year ended December 31, 2011 and "Part II, Item 1A – Risk Factors" in our Quarterly Report on Form 10-Q to be filed for the quarter ended September 30, 2012 for further discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such factors, nor to assess the impact such factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

TESCO CORPORATION
Condensed Consolidated Statements of Income (Unaudited)
(in millions, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue	$126.4	$127.0	$415.5	$349.9
Operating expenses
Cost of sales and services	96.7	102.4	325.5	280.4
Selling, general and administrative	11.4	12.2	35.4	35.4
(Gain) Loss on sale of CASING DRILLINGTM	0.3	—	(13.0)	—
Research and engineering	1.8	4.0	7.8	9.3
	110.2	118.6	355.7	325.1
Operating income	16.2	8.4	59.8	24.8
Interest expense (income), net	0.7	0.1	1.2	(1.3)
Other expense, net	(0.7)	1.8	1.9	2.2
Income before income taxes	16.2	6.5	56.7	23.9
Income taxes	7.2	2.7	20.2	8.4
Net income	$9.0	$3.8	$36.5	$15.5
Earnings per share:
Basic	$0.23	$0.10	$0.94	$0.41
Diluted	$0.23	$0.10	$0.93	$0.40
Weighted average number of shares:
Basic	38,694	38,207	38,639	38,150
Diluted	39,077	38,961	39,071	38,870

TESCO CORPORATION
Condensed Consolidated Balance Sheets
(in millions)

	September 30, 2012	December 31, 2011
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$36.1	$23.1
Accounts receivable, net	109.2	117.7
Inventories	122.3	111.8
Other current assets	51.2	41.2
Total current assets	318.8	293.8
Property, plant and equipment, net	207.1	203.1
Goodwill	32.7	32.7
Other assets	14.8	19.6
Total assets	$573.4	$549.2
Liabilities and Shareholders’ Equity
Current liabilities
Current portion of long term debt	$0.1	$2.8
Accounts payable	42.0	57.4
Accrued and other current liabilities	59.1	63.2
Income taxes payable	1.9	2.3
Total current liabilities	103.1	125.7
Other liabilities	2.9	2.4
Long-term debt	0.2	3.8
Deferred income taxes	12.9	4.5
Shareholders' equity	454.3	412.8
Total liabilities and shareholders’ equity	$573.4	$549.2